Exhibit 1


                  JOINT FILING AGREEMENT AMONG
             HARRY E. FIGGIE, JR., NANCY F. FIGGIE,
    HARRY E. FIGGIE, III, MARK P. FIGGIE, MATTHEW P. FIGGIE,
  THE FIGGIE FAMILY FOUNDATION, THE CLARK-RELIANCE CORPORATION


          WHEREAS, in accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934 (the "Act"), only one joint Statement and any amendments thereto need be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or any amendments thereto is filed on behalf of each of them;

          NOW, THEREFORE, the parties hereto agree as follows:

          Harry E. Figgie, Jr., Nancy F. Figgie, Harry E. Figgie, III, Mark P. Figgie, Matthew P. Figgie, The Figgie Family Foundation, and the Clark-Reliance Corporation do hereby agree, in accordance with Rule 13d-1(f) under the Act, to file an amended Schedule 13D relating to their ownership of the Class B Common Stock of Figgie International, Inc., and do hereby further agree that said Amendment shall be filed on behalf of each of them.

Dated:  December 5, 1996

                                   By:  /s/ Harry E. Figgie, Jr.
                                        _________________________
                                        Harry E. Figgie, Jr.


                                   By:  /s/ Nancy F. Figgie
                                        ____________________
                                        Nancy F. Figgie


                                   By:  /s/ Harry E. Figgie, III
                                        ________________________
                                        Harry E. Figgie, III


                                   By:  /s/ Mark P. Figgie
                                        __________________
                                        Mark P. Figgie


                                   By:  /s/ Matthew P. Figgie
                                        ______________________
                                        Matthew P. Figgie


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                                   By:  /s/ Harry E. Figgie, Jr.
                                        ________________________
                                        Harry E. Figgie, Jr.,
                                        for the
                                        Figgie Family Foundation



                                   By:   /s/ Harry E. Figgie, III
                                         ________________________
                                        Harry E. Figgie, III for
                                        the Clark-Reliance
                                        Corporation